Exhibit 32.1

Section 1350 Certification of Chief Executive Officer

In connection with the Annual Report on Form 10-K of Iron Horse Acquisitions Corp. (the “Company”) for the annual period ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jose Antonio Bengochea, Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 21, 2025	By:	/s/ Jose Antonio Bengochea
Jose Antonio Bengochea
Chief Executive Officer